Exhibit 99.1

FOR IMMEDIATE RELEASE

February 28, 2005

Contacts:      (Media) Marybeth Thorsgaard 763-764-6364
(Analysts) Kris Wenker 763-764-2607

GENERAL MILLS RECEIVES $750 MILLION CASH PROCEEDS
FROM SVE TRANSACTION

        MINNEAPOLIS, MINN. — General Mills, Inc. (NYSE: GIS) said today that its 40.5 percent ownership interest in the Snack Ventures Europe (SVE) joint venture has been redeemed for $750 million. The redemption ends the European snack joint venture between General Mills and PepsiCo.

        General Mills reaffirmed that it will use net cash proceeds from this transaction, estimated at $710 million, to reduce debt. The company is also targeting $675 million of operating cash for debt reduction in 2005.

        General Mills will record a book gain from the redemption of its interest in SVE in its fiscal 2005 fourth quarter results.

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